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                                                                   EXHIBIT 23.2
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Historical Consolidated Financial Information" in the Registration Statement (Form S-4) and related Prospectus of Living Centers of America, Inc. for the registration of 11,719,067 shares of its common stock and to the incorporation by reference therein of our report dated November 25, 1996, with respect to the consolidated financial statements and schedule of Living Centers of America, Inc. included in its Annual Report (Form 10-K/A) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          _____________________________________
                                          ERNST & YOUNG LLP

Houston, Texas
September 25, 1997